                                                   EXHIBIT 11
                                                   FILE NO. 1-8606

                  BELL ATLANTIC CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF PER COMMON SHARE EARNINGS
                (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                       YEARS ENDED DECEMBER 31,
                                                              -------------------------------------------
                                                                  1995           1994           1993
                                                              -------------  -------------  -------------
Income before extraordinary items and cumulative
    effect of changes in accounting principles..............  $    1,861.8   $    1,401.9   $    1,481.6
Extraordinary items.........................................          (3.5)      (2,156.7)         (58.4)
Cumulative effect of changes in accounting principles.......            --             --          (19.8)
                                                              ------------   ------------   ------------
Net income (loss)...........................................  $    1,858.3   $     (754.8)  $    1,403.4
                                                              ============   ============   ============

EARNINGS (LOSS) PER COMMON SHARE
Weighted average shares outstanding.........................   436,760,686    436,283,155    435,136,371
Incremental shares from assumed exercise of stock options
    and payment of performance share award..................     1,584,328        952,652      1,170,838
                                                              ------------   ------------   ------------
Total shares................................................   438,345,014    437,235,807    436,307,209
                                                              ============   ============   ============
Income before extraordinary items and cumulative effect of
    changes in accounting principles........................  $       4.25   $       3.21   $       3.39
Extraordinary items.........................................          (.01)         (4.94)          (.13)
Cumulative effect of changes in accounting principles.......            --             --           (.04)
                                                              ------------   ------------   ------------
Net income (loss)...........................................  $       4.24   $      (1.73)  $       3.22
                                                              ============   ============   ============

FULLY DILUTED EARNINGS (LOSS) PER COMMON SHARE*
Weighted average shares outstanding.........................   436,760,686    436,283,155    435,136,371
Incremental shares from assumed exercise of stock options
    and payment of performance share awards.................     1,815,245      1,007,218      1,298,288
                                                              ------------   ------------   ------------
Total shares................................................   438,575,931    437,290,373    436,434,659
                                                              ============   ============   ============
Income before extraordinary items and cumulative effect of
    changes in accounting principles........................  $       4.25   $       3.21   $       3.39
Extraordinary items.........................................          (.01)         (4.94)          (.13)
Cumulative effect of changes in accounting principles.......            --             --           (.04)
                                                              ------------   ------------   ------------
Net income (loss)...........................................  $       4.24   $      (1.73)  $       3.22
                                                              ============   ============   ============
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________
*Fully diluted earnings per share calculation is presented in accordance with
Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph
14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.